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                                   EXHIBIT 3.7

            ARTICLES OF ORGANIZATION OF UNITED NATIONAL MORTGAGE, LLC

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                                                                   F961002000633

                                     BILLED

                                     TWG-14

                            ARTICLES OF ORGANIZATION

                                       OF

                         UNITED NATIONAL MORTGAGE, LLC

                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE

                                                            FILED OCT 02 1996
                                                            TAX $
                                                                 ---------------
                                                            BY: [ILLEGIBLE]
                                                               -----------------

Filed by:                                              Smith, Buss & Jacobs, Esq
                                                       750 Lexington Ave.
                                                       New York, NY 10022

                                                         001002000658

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                                                                   F961002000633

                          ARTICLES OF ORGANIZATION OF
                         UNITED NATIONAL MORTGAGE, LLC
             Under Section 203 of the Limited Liability Company Law

      The undersigned, being authorized to execute and file these Articles, hereby certifies that:

      FIRST: The name of the limited liability company (hereinafter referred to as the "Company") is UNITED NATIONAL MORTGAGE, LLC.

      SECOND: The county within New York State in which the office of the company is to be located in DUTCHESS.

      THIRD: The latest date on which the Company is to be dissolved is December 31, 2095.

      FOURTH: The Secretary of State is designated as agent of the Company upon whom process against the company may be served. The Post Office address to which the Secretary of State shall mail a copy of any process against the Company is:

             United National Mortgage, LLC
             c/o Wilen Klapper & Glassman
             296 temple Hill Road
             New Windsor, NY 12553

      FIFTH: The effective date of the Articles of organization shall be the date of filing with the Secretary of State.

      SIXTH: The purpose of the company is to engage in the business of mortgage banking.

      SEVENTH: The company is to be managed by one or more members.

      IN WITNESS WHEREOF, these Articles of Organization have been subscribed this 13th day of September, 1996 by the undersigned who affirms that the Statements made herein are true under penalties of perjury.


                                                          /s/ Kenneth R. Jacobs
                                                      --------------------------
                                                          Kenneth R. Jacobs,
                                                          Attorney in-fact

State of New York   )
                     ss:
Department of State )

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

      Witness my hand and seal of the department of State on JAN - 7 1997


                             [SEAL]           /s/ [ILLEGIBLE]

                                              Special Deputy Secretary of State.